Exhibit 99.1

Lantheus Stockholders Approve Share Issuance For Merger with Progenics

NORTH BILLERICA, MA - June 16, 2020 – Lantheus Holdings, Inc. (NASDAQ: LNTH) (“Lantheus” or the “Company”), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a leader in the development, manufacture and commercialization of innovative diagnostic imaging agents announced that at a special meeting held earlier today, Lantheus’ stockholders voted to approve the issuance of common stock related to the Company’s proposed merger with Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) (“Progenics”), an oncology company developing innovative medicines and artificial intelligence to find, fight and follow cancer.

Lantheus and Progenics previously entered into an Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020 (the “Merger Agreement”), by and among Progenics, Lantheus and Plato Merger Sub, Inc., a wholly-owned subsidiary of Lantheus (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Progenics (the “merger”), with Progenics surviving the merger as a wholly-owned subsidiary of Lantheus.

Approximately 99% of the total votes cast by holders of Lantheus common stock were voted in favor of the share issuance proposal (excluding abstentions), representing approximately 87% of Lantheus’ shares issued and outstanding as of the close of business on May 12, 2020, the record date.

Mary Anne Heino, President and Chief Executive Officer of the Company, said, “We are very excited that our stockholders have approved the share issuance in connection with the Progenics merger and that the Progenics stockholders also approved the transaction earlier today. We believe that the combined company will offer a diversified portfolio of precision diagnostics, radiopharmaceutical therapeutics, digital solutions and pharma service offerings, delivering value across the patient health care continuum.”

The merger remains subject to customary closing conditions. The parties expect to close the merger on or about June 19, 2020.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “predict,” “potential,” “opportunity,” “creates” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger, such as efficiencies, cost savings, synergies, revenue growth, creating shareholder value, growth potential, market profile, enhanced competitive position, and financial strength and flexibility; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Progenics’ and Lantheus’ plans, estimates or expectations could include, but are not limited to: (i) conditions to the closing of the merger may not be satisfied; (ii) the merger may involve unexpected costs, liabilities or delays; (iii) the effect of the announcement of the merger on the ability of Progenics or Lantheus to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Progenics or Lantheus does business, or on Progenics’ or Lantheus’ operating results and business generally; (iv) Progenics’ or Lantheus’ respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (v) the outcome of any legal proceedings related to the merger; (vi) Progenics or Lantheus may be adversely affected by other economic, business, and/or competitive factors, including the ongoing COVID-19 pandemic; (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (viii) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (ix) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (x) the impact of legislative, regulatory, competitive and technological changes; (xi) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities; and (xiii) other risks to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Progenics and Lantheus are set forth in their respective filings with the SEC, including each of Progenics’ and Lantheus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Progenics and Lantheus file from time to time with the SEC. The forward-looking statements in this document speak only as of the date of these materials. Except as required by law, Progenics and Lantheus assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Contact:

Mark Kinarney

978-671-8001

ir@lantheus.com